Exhibit 99(a)(19)

FIRST AMERICAN FUNDS, INC.

ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION

The undersigned, being the duly elected Secretary of First American Funds, Inc., a Minnesota corporation (the “Corporation”), hereby certifies that the following amendments to the Corporation’s Amended and Restated Articles of Incorporation (as amended to date and as supplemented by certificates of designation, the “Articles of Incorporation”) have been approved in the manner required by the Minnesota Business Corporation Act:

Increase in Number of Common Shares Authorized for Issuance:

Series C, Class Three Common Shares (Government Obligations Fund- Class X Shares)

1.          The first resolution set forth in the Corporation’s “Certificate of Designation of Series C, Class Three Common Shares” filed with the Secretary of State on March 2, 1998 is amended to read in its entirety as follows:

NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously undesignated Series C Common Shares may be issued in the class hereby designated as “Series C, Class Three Common Shares.”

Series C, Class Five Common Shares (Government Obligations Fund- Class Z Shares)

2.           The first resolution set forth in the Corporation’s “Certificate of Designation of Series C, Class Five Common Shares” filed with the Secretary of State on April 4, 2005 is amended to read in its entirety as follows:

NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously undesignated Series C Common Shares may be issued in the class hereby designated as “Series C, Class Five Common Shares.”

Series D, Class Five Common Shares (Treasury Obligations Fund -Class Z Shares)

3.           The first resolution set forth in the Corporation’s “Certificate of Designation of Series D, Class Five Common Shares” filed with the Secretary of State on April 4, 2005 is amended to read in its entirety as follows:

NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously undesignated Series D Common Shares may be issued in the class hereby designated as “Series D, Class Five Common Shares.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed Articles of Amendment on this 7th day of September 2021.

/s/ Richard J. Ertel

Richard J. Ertel, Secretary